Exhibit 10.6

28 December 2007

MECOX LANE LIMITED

ALFRED GU BEI CHUN

SUPPLEMENTARY SERVICE AGREEMENT

(as amended on September 16, 2010)

THIS SUPPLEMENTARY SERVICE AGREEMENT (the Agreement) is made on 28 December 2007 in Shanghai

BETWEEN

(1) MECOX LANE LIMITED, incorporated under the laws of Cayman Islands with its legal address at M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the Company); and

(2) ALFRED GU BEI CHUN, a citizen of St. Kitts and Nevis with his passport number R0037762 (the Executive).

WHEREAS, the Company and the Executive has entered into the Employment Agreement (as defined below).

WHEREAS, the Company and the Executive wish to include the terms and conditions described herein as a supplement to the Employment Agreement.

NOW THEREFORE, IT IS AGREED as follows:

1.	DEFINITIONS

1.1 Save as expressly defined herein, terms defined and expressions in respect of Which a construction is given under this Agreement shall bear the meaning, or as the Case may be, construction, when used in this Agreement.

1.2 In the Agreement:

Affiliate means in respect of the Company, any subsidiary undertaking or parent undertaking of the Company and any subsidiary undertaking of any such parent undertaking, in each case from time to time, including but not limited to those set forth in Appendix A.

Board means the board of directors of the Company or a duly constituted committee of the board of directors.

Business means any business carried on or to be carried on by the Company and its Subsidiaries from time to time, including but not limited to mail order, online retail and store retail businesses, and other related business.

Employee Works has the meaning given to it in clause 4.1.

Employment means the Executive’s employment with the Company in accordance with the terms and conditions of this Agreement and the Employment Agreement.

Employment Agreement means the employment agreement entered into by and between Shanghai Mecox Lane International Maiorder Co. Ltd. (Mailorder Co) and the Executive on 29 March 2005.

Employment Term means the time period of employment of the Executive by Mailorder Co as set out in the Employment Agreement, as may be extended from time to time.

Execution Date means the date upon which the Parties sign this Agreement.

Non-Compete Payment has the meaning given to it in clause 3.1

Parties means the Company and the Executive and Party means either the Company of the Executive.

Person(s) means any individual, sole proprietorship, unincorporated association, unincorporated organization, body corporate, corporation, company, partnership, limited liability company, joint venture, government authority or trust or any other entity or organization.

PRC means the People’s Republic of China (for the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan).

Proposed Client has the meaning given to it in clause 5.2(b).

Restriction Period means the period from the Termination Date to two(2) years after the Termination Date or such other date as the Parties may agree on the Termination Date.

RMB means Renminbi, the lawful currency of the PRC.

Termination Date means the expiry date of the Employment Term or the date on which the Employment is terminated howsoever caused (including, without limitation, termination bye the Company in breach of this Agreement).

1.3 Unless the context requires otherwise, words importing the singular shall include the plural and vice versa.

1.4 Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.5 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.	EMPLOYMENT TERM

2.1 The Executive shall be employed by the Company as Chief Executive Officer during the Employment Term. The Parties agree that the Employment Term as stipulated in the Employment Agreement shall be further extended to end on 28th March 2011, and Mailorder Co. hereby acknowledges and agrees to such extension.

2.2 The terms and conditions of the Employment Agreement shall also constitute the terms and conditions of employment by the Company of the Executive hereunder, and such terms and conditions shall be deemed incorporated herein by reference, for the avoidance of doubt, all remuneration, benefits and entitlements of the Executive shall only be payable to the Executive under the Employment Agreement, and no remuneration, benefits or entitlements shall be payable by the Company to the Executive under this Agreement. The Executive acknowledges and agrees that the continuing payment of the remuneration, benefits and entitlements by Mailorder Co under the Employment Agreement shall constitute good and proper consideration for him assuming and complying with the obligations under this Agreement.

2.3 To the extent of any inconsistency between this Agreement and the Employment Agreement, the term of this Agreement shall absolutely prevail.

3.	NON-COMPETE PAYMENT

3.1 During the Restriction Period, the Company shall (or shall through one of its Affiliates) pay the Executive a monthly payment equivalent to 50% of his average monthly income (in RMB) of the preceding year (the Non-Compete Payment) as consideration for assuming post-termination undertaking referred to in clause 5.

3.2 The Non-Compete Payment shall be paid in full to an account nominated by the Executive on a monthly basis during the Restriction Period as consideration for the Executive’s compliance with the post-termination covenant set forth in clause 5 during the Restriction Period.

4.	INTELLECTUAL PROPERTY

4.1 It shall be part of the Executive’s normal duties or other duties specifically assigned to him/her (whether or not during normal working hours and whether or not performed at the Executive’s normal place of work) at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company or any of its Affiliates with which he/she is concerned or for which he/she is responsible might be improved and may as part of such duties originate designs (whether registrable or not) or patentable work or other work in which copyright, database rights or trade mark rights (together Employee Works) may subsist. Accordingly:

(a)	the Executive shall forthwith disclose full details of Employee Works in confidence to the Company and shall act in relation to Employee Works as a trustee for the Company or its relevant Affiliate;

(b)	the Executive hereby acknowledges that all Employee Works created during the Employment are created mainly using the material, know-how and technical resources of the Company or its Affiliates, and that responsibility for such Employee Works is borne by the Company or its relevant Affiliate;

(c)	all intellectual property rights in Employee Works shall vest absolutely in the Company or its relevant Affiliate, which shall be entitled, so far as the law permits, to the exclusive use thereof;

(d)	notwithstanding (c) above, the Executive assigns to the Company or its relevant Affiliates all rights, title and interest, present and future, anywhere in the world in copyright (which shall be deemed a work made for hire) and in any other intellectual property rights in respect of all Employee Works written, originated, conceived or made by the Executive (except only those Employee Works written, originated, conceived or made by the Executive wholly outside his/her Working Hours and wholly unconnected with his/her service hereunder), as permitted by PRC laws, during the Employment Term; and

(e)	the Executive agrees and undertakes that at any time during or after the termination of his/her Employment he/she shall execute such deeds or documents and do all such acts and things as the Company or its relevant Affiliates may deem necessary or desirable to substantiate its rights respect of the matters referred to above including for the purpose of obtaining letters patent or other privileges in all such countries as the Company or its relevant Affiliate may require.

5.	OTHER INTEREST AND POST-TERMINATION UNDERTAKINGS

5.1 Subject to Board’s prior written consent, in consideration of the Base Salary and other remuneration, the Executive undertakes that during the Employment Term, he/she will not directly or indirectly:

(a)	be employed, engaged, concerned or interested in any other business or undertaking (except as provided in this Agreement);or

(b)	engage in any activity,

which may reasonably be considered to be, or to become, harmful to the interests of the Company or of any of its Affiliates or which might reasonably be considered to interfere with the performance of the Employment.

5.2 Subject to payment of the Non-Compete Payment, the Executive undertakes that during the Restriction Period, he/she will not directly or indirectly, on his/her own behalf or on behalf of or in conjunction with any other Person:

(a)	solicit or entice away or endeavour to solicit or entice away from the Company or any of its Affiliates any Person who is, or was, in the year immediately prior to the Termination Date, a client of the Company or any of its Affiliates with whom the Executive had business dealings during the course of his/her Employment in that year period. Nothing in this clause 5.2 shall prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company or any of its Affiliates;

(b)	solicit or entice away or endeavour to solicit or entice away from the Company or any of its Affiliates any Person who is, or was, in the year immediately prior to the Termination Date, a prospective client of the Company or any of its Affiliates . For the purpose of this clause 5.2, the term “Prospective Client” shall mean any Person which was, in the year immediately prior to the Termination Date, being actively solicited or responded positively to canvassing by the Company or any of its Affiliates and with which solicitation the Executive was personally involved during the course of his/her Employment in that year period;

(c)	have any business dealings with any Person who is, or was, in the year immediately prior to the Termination Date, a client of the Company or any of its Affiliates with whom the Executive had business dealings during the course of his/her Employment in that year period;

(d)	have any business dealings with any Prospective Client;

(e)	solicit or entice away or endeavour to solicit or entice away any individual who is employed or engaged by the Company or any of its Affiliates as a director or in a managerial, executive or technical capacity and with whom the Executive had business dealings during the course of his/her Employment in the year period immediately prior to the Termination Date;

(f)	employ or engage, whether on an employed or self-employed basis or in any other office or capacity, any individual who is employed or engaged by the Company or any of its Affiliates as a director or in a managerial or technical capacity and with whom the Executive had business dealings during the course of his/her Employment in the year period immediately prior to the Termination Date; and

(g)	carry on, set up, be employed, engaged or interested in a business anywhere in PRC which is about to be in competition with the business of the Company or any of its Affiliates as at the Termination Date with which the Executive was actively involved during the year period immediately prior to the Termination Date, including (but not limited to) the Business. It is agreed that in the event that any such company ceases to be in competition with the Company and/or any of its Affiliates, this clause 5.2(g) shall, with effect from that date, cease to apply in respect of such company.

Nothing in this clause 5.2 shall prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company or any of its Affiliates

5.3 The Executive aggress that if, during either the Employment Term or the Restriction Period, he/she receives an offer of employment or engagement, he/she shall provide a copy of the offer as soon as is reasonably practicable after receiving the offer and shall inform the Company of the identity of the offeror and the terms of the offer as soon as possible.

5.4 The Executive shall enter into a separate agreement with any of the Company’s Affiliates that the Company may require under the terms of which he/she shall agree to be bound by restrictions corresponding to those contained in this clause 5 (or such as may be appropriate in the circumstances).

5.5 The Executive undertakes that at no time after the Termination Date shall he/she directly or indirectly represent himself/herself as begin interested in or employed by or in any way connected with the Company or any of its Affiliates, other than as a former director or employee of the Company or any of its Affiliates.

5.6 By written notice to the Executive, the Company may, following Board approval, by one or more stages, vary the terms of any part of this clause 5 as it may apply to the Executive by reducing (but not increasing) the period during and/or the activities to which the restrictions are to apply.

5.7 The Executive agrees that the restrictions imposed on him/her by this clause 5 shall extend to any actions by the Executive:

(a)	on his/her own account;

(b)	on behalf of any Person;

(c)	whether alone or jointly with any other Person; or

(d)	as a director, promoter, partner, shareholder (save as mentioned above), Employee or consultant of any other Person.

5.8 The Executive acknowledges that, having regard to all the circumstances, the restrictions in this clause 5 are reasonable and necessary but no more than sufficient for the protection of the Company and any of its Affiliates and that they do not bear harshly on him/her. The Parties agree that:

(a)	each restriction shall be read and construed independently of the other restrictions so that if one or more are found to be void or unenforceable as an unreasonable restraint of trade or for any other reason the remaining restrictions shall not be affected; and

(b)	if any restriction is found to be void but would be valid and enforceable if some pate of it were deleted, the restriction shall apply with the deletions that are necessary to make it valid and enforceable.

6.	RESTRAINT ON ACTIVITIES OF THE EXECUTIVE AND CONFIDENTIALITY

Save insofar as such information is not already in the public domain, the Executive shall keep secret and shall not at any time whether during the Employment or thereafter) use for his/her own or another’s advantage, or disclosure of any information (including, but without limitation, trade secrets and business know how) which the Executive knows or ought reasonably to have known to be confidential, concerning the business or affairs of the Company or any of its Affiliates.

7.	BREACH

7.1 If this Agreement is invalid in whole or in part for reasons on the part of either Party, thereby causing harm to the other Party, the Party causing the harm shall be liable for damages.

7.2 If either Party breaches this Agreement, such Party shall be liable for such breach and shall compensate the non-breaching Party for any economic loss relating to such breach, and the non-breaching Party shall be entitled to remedies provided under PRC laws and regulations.

8.	GOVERNING LAW AND DISPUTE RESOLUTION

8.1 This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the PRC.

8.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to any other party hereto a written request for such consultation. If within thirty(30)days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party to such dispute with notice to the others.

8.3 The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Center (the HKIAC).There shall be one(1)arbitrator appointed by the HKIAC

8.4 The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the HKIAC at the time of the arbitration.

8.5 The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

9.	MISCELLANEOUS

9.1 This Agreement is intended to supplement the terms and conditions of the Employment Agreement. If there is any conflict between this Agreement and the Employment Agreement, then provisions in this Agreement shall absolutely prevail. The Executive acknowledges that he/she has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out in this Agreement or expressly referred to in it as forming part of the Executive’s agreement of employment.

9.2 This Agreement may be amended only by a written instrument signed by both Parties.

9.3 If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any remaining provisions of this Agreement. The Parties shall use all reasonable endeavours to replace any invalid or unenforceable provisions by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

9.4 This Agreement may be assigned by the Company at any time, to any of the Company’s Affiliates, without the consent of the Executive.

9.5 This Agreement may be executed in any number of counterparts and by the Parities to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.6 This Agreement shall become effective on the Execution Date.

AS WITNESS this Agreement has been signed on behalf of the Parties the day and year first before written.

MECOX LANE LIMITED

By:	/s/ Alfred Beichun Gu
Name:	[ ]
Title:	[ ]

ALFRED GU BEI CHUN

/s/ Alfred Beichun Gu

Acknowledged and Consented to by:

Shanghai Mecox Lane International Mailorder Co. Ltd.

[seal : Shanghai Mecox Lane International Mailorder Co. Ltd.]

By:	/s/ Alfred Beichun Gu
Name:	[ ]
Title:	[ ]

APPENDIX A LIST OF AFFILIATES

1.	Shanghai Mecox Lane International Mail Order Co., Ltd., a company duly incorporated and validly existing under the laws of PRC, whose legal address is at Room 2106, No. 877, Dongfang Road, Pudong New Area, Shanghai;

2.	Mai Wang Trading (Shanghai) Co., Ltd., a company duly incorporated and validly existing under the laws of PRC, whose legal address is at Room 510, No. 101, Nanmatou Road, Pudong New Area, Shanghai;

3.	Shanghai Mecox Lane Information and Technology Co., Ltd., a company duly incorporated and validly existing under the laws of PRC, whose legal address is at 6/F, No. 33(B) Guangshun Road, Changning District, Shanghai; and

4.	Shanghai Mecox Lane Shopping Co., Ltd., a company duly incorporated and validly existing under the laws of PRC, whose legal address is at Room 203, No. 68 Xiushan Road, Chong Ming Industry Park, Shanghai.